Exhibit 23.2

Independent Auditors' Consent

We consent to the use in this Registration Statement of China Broadband Corp. on Form S-1 of our report dated March 25, 2002 on the consolidated financial statements of China Broadband Corp. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Calgary, Alberta, Canada	/s/ Deloitte & Touche LLP
April 11, 2002	Chartered Accountants